Exhibit 99.1

Sonnet BioTherapeutics Announces Pricing of $30 Million Underwritten Public

Offering

PRINCETON, NJ / ACCESSWIRE / August 19, 2021 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, today announced the pricing of an underwritten public offering of 35,294,117 shares of common stock or common stock equivalents (which includes pre-funded warrants to purchase shares of common stock in lieu of shares of common stock) and investor warrants to purchase up to an aggregate of 35,294,117 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one investor warrant to purchase one share of common stock at a combined offering price of $0.85, for total gross proceeds of approximately $30.0 million, before underwriting discounts and commissions and offering expenses payable by Sonnet. The investor warrants have an exercise price of $0.85 per share. The offering is expected to close on or about August 24, 2021, subject to the satisfaction or waiver of customary closing conditions.

BTIG is acting as the sole book-running manager in connection with the offering and Chardan is acting as lead manager.

The Company has also granted the underwriters a 30-day option to purchase up to 5,294,117 additional shares of its common stock and/or investor warrants to purchase up to 5,294,117 additional shares of its common stock, in any combination thereof, at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Sonnet anticipates using the net proceeds from the offering for research and development, including clinical trials, working capital and general corporate purposes.

The securities will be offered pursuant to a registration statement on Form S-1, as amended (File No. 333-258092), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 19, 2020. The offering is being made solely by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus and, when available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from BTIG, LLC, Attention: Equity Capital Markets, 65 East 55th Street, New York, NY 10022, by calling (212) 593-7555 or by e-mail at ProspectusDelivery@btig.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Sonnet

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including statements regarding the underwritten public offering, the amount and anticipated use of proceeds from the offering, those relating to Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include market conditions and the satisfaction of customary closing conditions related to the offering and those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet Biotherapeutics Investor Contact

Michael V. Morabito, Ph.D.
Solebury Trout
917-936-8430
mmorabito@soleburytrout.com